UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2016
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amended Current Report on Form 8-K/A is being filed to update certain information previously provided in Item 5.02(b) of the Current Report on Form 8-K filed on February 3, 2016.

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on January 28, 2016, Charles S. Parrish, Vice President and General Counsel of the Tesoro Logistics GP, LLC (“TLGP”), the general partner of Tesoro Logistics LP, announced his intention to retire. In its Current Report on Form 8-K filed February 3, 2016, TLGP reported that the effective date of his retirement had not yet been determined, but was expected to be on or after March 14, 2016. On March 3, 2016, it was determined that Mr. Parrish’s retirement would become effective as of March 31, 2016. From March 14, 2016 until March 31, 2016, Mr. Parrish shall serve as Vice President of TLGP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 7, 2016

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
its General Partner

By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Vice President and Chief Financial Officer

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